Exhibit 10.12

AZIYO BIOLOGICS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 2, 2020, by and between Aziyo Biologics, Inc., a Delaware corporation (the “Company”) and each of the persons and entities set forth on Schedule A attached hereto (each, an “Investor”).

WHEREAS, the Company desires to issue and sell to each of the Investors a Note (as defined below) and each of the Investors desires to purchase a Note from the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Sale of the Notes; Closings.

1.1           Sale of the Notes. Subject to the terms and conditions set forth in this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, a Subordinated Convertible Promissory Note in the form attached hereto as Exhibit A (each, a “Note”) in the principal amount set forth opposite such Investor’s name on Schedule A attached hereto for such Closing.

1.2           Closings.

(a)               The initial closing of the purchase and sale of the Notes shall take place remotely via the exchange of the requisite documents and signatures at 1:00 p.m. Eastern time on the date hereof (such time, date and place are referred to in this Agreement as the “Initial Closing”). At the Initial Closing, the Company shall deliver to each Investor a Note in the principal amount set forth opposite such Investor’s name on Schedule A attached hereto, duly executed by the Company, against delivery to the Company by such Investor of the amount set forth opposite such Investor’s name on Schedule A attached hereto payable in immediately available funds by wire transfer to an account designated by the Company.

(b)               Commencing after the date of the Initial Closing, in one closing or in a series of separate closings (each, a “Subsequent Closing” and collectively, the “Subsequent Closings”), the Company shall have the right to issue and sell Notes to any Investor hereunder and/or any other person or entity that is an “accredited investor” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”) unless and until the aggregate principal amount of all Notes issued by the Company under this Agreement equals $1,000,000.00. Each Subsequent Closing of the purchase and sale of Notes shall take place remotely via the exchange of the requisite documents and signatures at 1:00 p.m. Eastern time on the date of such Subsequent Closing. At each Subsequent Closing (if any) (i) Schedule A shall be revised to reflect any sales of additional Notes made at such Subsequent Closing (without the consent of the Investors) and (ii) the Company and each purchaser of Notes at a Subsequent Closing that is not already a party to this Agreement shall execute and deliver to the Company a counterpart signature page hereto, whereupon such person or entity shall become an “Investor” hereunder (without the consent of the Investors). At each Subsequent Closing, the Company shall deliver to each Investor a Note in the principal amount set forth opposite such Investor’s name on Schedule A attached hereto, duly executed by the Company, against delivery to the Company by such Investor of the amount set forth opposite such Investor’s name on Schedule A attached hereto payable in immediately available funds by wire transfer to an account designated by the Company. The Initial Closing and the Subsequent Closings are sometimes referred to as a “Closing” or collectively as the “Closings.”

2.              Representations and Warranties of the Company. The Company represents and warrants to the Investors purchasing Notes at a Closing that the statements contained in this Section 2 are true, complete and correct as of such Closing.

2.1           Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted.

2.2           Authorization. All action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and performance under, this Agreement and the Notes has been taken.

2.3           Enforceability. Each of this Agreement and the Notes constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4           Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal or state governmental authority or any other natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity (each, a “Person”) is required in connection with the consummation of the transactions contemplated by this Agreement and the Notes except for compliance with notice filings and other requirements under federal and applicable state securities laws, which compliance, the Company covenants and agrees will occur within the appropriate time periods therefor.

2.5           Compliance with Law and Instruments. The execution, delivery, and performance of and compliance with this Agreement and the Notes and the issuance and sale of the Notes will not, with or without the passage of time or giving of notice (a) conflict with any provision of the Company’s certificate of incorporation or bylaws; (b) conflict in any material respect with any law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Company is a party; or (c) conflict in any material respect with the terms of any material agreement, contract, indenture or other instrument to which the Company is a party.

2.6           Offering Exemption. Based in part on the representations of the Investors set forth in Section 3 below, the offer, sale and issuance of the Notes in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification and registration requirements of applicable state securities laws.

3.              Representations and Warranties of the Investors. Each Investor purchasing Notes at a Closing, severally and not jointly, represents and warrants to the Company as of such Closing as follows:

(a)           The Investor has all requisite power and authority to execute and deliver this Agreement and the Note and perform its obligations under this Agreement and the Note. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement and the Note has been taken. Each of this Agreement and the Note constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           The Note will be acquired by the Investor for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution. The Investor does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights in any Note to any Person.

(c)           The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(d)           The Investor understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Note indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Note for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation, and may not be able, to satisfy.

(e)           A Legend substantially in the following form will be placed on each certificate representing the Note:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER, pledge OR hypothecation of any interest in any of the securities represented hereby.

4.              Miscellaneous.

4.1           Survival. All representations and warranties made by any party in this Agreement, the Notes or pursuant hereto or thereto shall survive the Closings hereunder.

4.2           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Investor. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

4.3           Entire Agreement. This Agreement and the documents, schedules and exhibits referred to herein constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.4           General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person.

4.5           Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, as applicable to contracts executed and delivered in Delaware between Delaware residents and which are to be performed wholly within Delaware, without regard to principles of conflicts of law.

4.6           Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or other electronic signatures.

4.7           Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

4.8           Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision of this Agreement or part thereof is stricken in accordance with the provisions of this Section, then such stricken provision shall be replaced, to the extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

4.9           Notices. All notices required or permitted under this Agreement or the Notes shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail, when directed to an electronic mail address at which the Company or the Investor has consented to receive notice, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notices shall be sent (i) if to an Investor, to its address or electronic mail address as set forth on Schedule A attached hereto or at such other address or electronic mail address as such Investor shall have furnished to the Company and the other Investors in writing or (ii) if to the Company, at the Company’s address or electronic mail address set forth below its signature to this Agreement or at such other address or electronic mail address as the Company shall have furnished to the Investors in writing.

4.10         Amendments. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended, either retroactively or prospectively, with the written consent of the Company and the holders of Notes representing at least a majority of the aggregate principal amount outstanding under all of the Notes issued pursuant to this Agreement (the “Majority Holders”). Any party’s rights under this Agreement may be waived at any time by the written consent of such party. Any amendment effected in accordance with this Section 4.10 shall be binding upon each Investor, each future holder of Notes and the Company. Each Investor acknowledges and agrees that, by the operation of this Section 4.10, the Majority Holders have the right and power to diminish or eliminate all rights of an Investor under this Agreement even without the consent of such Investor. Notwithstanding any of the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with each Subsequent Closing and Schedule A shall be revised to reflect the sales of additional Notes made at such Subsequent Closing, in each case, without the consent of any Investor, by delivery to the Company of a counterpart signature page to this Agreement and such amendment shall take effect at such Subsequent Closing and such party shall thereafter be deemed an Investor for all purposes hereunder.

4.11         Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

4.12         Expenses. The Company and the Investors shall each pay their own expenses incurred in connection with the transactions contemplated by this Agreement.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

AZIYO BIOLOGICS, INC.

By:		/s/ Jeffrey D. Hamet
	Name:	Jeffrey D. Hamet
	Title:	Vice President, Finance and Treasurer

Address:	12510 Prosperity Drive
Suite 370
Silver Spring, MD 20904

Email Address: [XXX]

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

INVESTORS:

HIGHCAPE PARTNERS QP, L.P.

By:	HighCape Partners GP, L.P., its general partner

By:	HighCape Partner GP, LLC, its general partner

By:	/s/ William Matthew Zuga
	Name:	William Matthew Zuga
	Title:	Managing Member

HIGHCAPE PARTNERS, L.P.

By:	HighCape Partners GP, L.P., its general partner

By:	HighCape Partner GP, LLC, its general partner

By:	/s/ William Matthew Zuga
	Name:	William Matthew Zuga
	Title:	Managing Member

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P. General Partner

By:	J.E. Flynn Capital III, LLC General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

SCHEDULE A

Initial Closing: April 2, 2020

Name and Address of Investor	Principal Amount of Note
HighCape Partners QP, L.P. 10751 Falls Road Suite 300 Baltimore, MD 21093	$614,026.00
HighCape Partners, L.P. 10751 Falls Road Suite 300 Baltimore, MD 21093	$8,268.00
TOTAL:	$622,294.00

Subsequent Closing: April 21, 2020

Name and Address of Investor	Principal Amount of Note
Deerfield Private Design Fund III, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Attn: [XXX]	$377,706.00
TOTAL:	$377,706.00

Subsequent Closing: April 29, 2020

Name and Address of Investor	Principal Amount of Note
HighCape Partners QP, L.P. 10751 Falls Road Suite 300 Baltimore, MD 21093	$986,713.00
HighCape Partners, L.P. 10751 Falls Road Suite 300 Baltimore, MD 21093	$13,287.00
TOTAL:	$1,000,000.00

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER, pledge OR hypothecation of any interest in any of the securities represented hereby.

AZIYO BIOLOGICS, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$__________	[●], 2020

1.              Principal and Interest.

This Subordinated Convertible Promissory Note (this “Note”) is issued pursuant to that certain Note Purchase Agreement, dated as of April 2, 2020, by and between Aziyo Biologics, Inc., a Delaware corporation (the “Company”) and each of the persons and entities set forth on Schedule A attached thereto (the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

The Company hereby promises to pay to _______________ (the “Payee”), in lawful money of the United States at the address of Payee, the unpaid principal amount of $[●] and all accrued but unpaid interest on this Note ON DEMAND at the request of the Majority Holders at any time after [_____] __, 2025 (the “Maturity Date”). Interest shall accrue from the date of this Note on the outstanding amount hereof at the rate of five percent (5%) per annum, computed on the actual number of days elapsed until all of the amounts under this Note have been paid in full and a year of three hundred sixty five (365) days. This Note may not be prepaid by the Company without Payee’s prior written consent.

Upon payment in full or conversion of all amounts payable hereunder pursuant to Section 1 or 2 hereof, this Note shall be surrendered to the Company for cancellation.

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2.              Conversion.

(a)           The outstanding principal of, and all accrued but unpaid interest on, this Note automatically (without any additional action required of the Payee) shall be converted into the Company’s shares of capital stock issued in a Qualified Financing (the “Qualified Securities”) upon the closing of an issuance of the Company’s shares of capital stock to one or more investors that results in gross cash proceeds to the Company of at least Three Million Dollars ($3,000,000) (a “Qualified Financing”). The number of Qualified Securities to be issued in connection with the conversion of this Note under this Section 2(a) shall equal (i) the sum of the outstanding principal amount of, and all accrued but unpaid interest on, this Note divided by (ii) the cash purchase price per Qualified Security paid by the investors in the Qualified Financing. Upon any conversion of this Note under this Section 2(a), at the Company’s request, Payee hereby agrees to execute and deliver to the Company any documents and instruments entered into by the other investors in the Qualified Financing.

(b)           Upon any conversion of this Note, Payee shall surrender this Note, duly endorsed, at the principal office of the Company. The Company shall, as soon as practicable thereafter, issue and deliver to Payee a certificate or certificates for the number of Qualified Securities to which Payee shall be entitled upon such conversion.

(c)           No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional share to Payee upon the conversion of this Note, the Company shall pay to Payee an amount in cash equal to the product obtained by multiplying the then fair market value of one (1) Qualified Security as determined by the Board by the fraction otherwise issuable.

3.              Subordination.

(a)           Extent of Subordination. All amounts (including all principal, interest, premiums and other payments) payable by the Company pursuant to this Note (the “Subordinated Debt”) are and shall be subordinated and junior in right of payment to the prior payment in full in cash of the Senior Debt (as defined below) to the extent and in the manner set forth herein. Each holder of Senior Debt, whether now outstanding or hereafter arising, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained herein.

(b)          Definitions.

“Bank Debt” means, collectively, all principal of, and interest and premium (if any) on, indebtedness of, and all fees, expenses, indemnities and all other obligations of and amounts payable by, the Company pursuant to the Senior Debt Documents.

“Revolving Loan Agreement” means that certain Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of July 15, 2019, by and among the Company, Aziyo Med, LLC (“Subsidiary”), MidCap Financial Trust (“MidCap”), and the other parties thereto, as amended.

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“Senior Debt” means, collectively, (i) the Bank Debt, as from time to time amended, modified, renewed, refinanced, assigned, replaced, increased or otherwise supplemented, and (ii) any and all indebtedness, liabilities and obligations incurred to assign, refinance, or replace the Bank Debt.

“Senior Debt Documents” means, collectively, the Term Loan Agreement, the Revolving Loan Agreement, and any and all agreements, documents and instruments executed by the Company in connection therewith, and any and all agreements, documents, instruments and guarantees executed by the Company evidencing or otherwise pertaining to Bank Debt (and including, without limitation, any and all agreements, documents and instruments pertaining to Senior Debt incurred to refinance Bank Debt), in each case as amended, modified, refinanced, assigned, replaced, supplemented or restated from time to time.

“Term Loan Agreement” means that certain Amended and Restated Credit and Security Agreement (Term Loan), dated as of July 15, 2019, by and among the Company, Subsidiary, MidCap, and the other parties thereto, as amended.

(c)           Payment Suspension. Notwithstanding any provision contained in this Note to the contrary, and in addition to any other limitations set forth herein, no payment of principal, interest or any other amount due with respect to the Subordinated Debt shall be made or received, and the Payee shall not exercise any right of set-off or recoupment with respect to the Subordinated Debt, until all Senior Debt shall have been paid in full in cash and all commitments to lend in respect thereof have terminated. Notwithstanding any provision contained in this Note to the contrary, the Company may issue shares upon conversion of this Note in accordance with Section 2.

(d)          Payment Held in Trust. All payments or distributions upon or with respect to the Subordinated Debt which are received by the Payee in violation of or contrary to the provisions of Section 3(c) shall be received in trust for the benefit of the holders of the Senior Debt and shall be paid over upon demand to such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Debt.

(e)           Rights Not Subordinated. The provisions hereof are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the Payee on the other hand, and nothing herein shall impair (as among the Company, the Payee, as the holder of the Subordinated Debt, and the other creditors of the Company, other than the holders of the Senior Debt), the Company’s obligation to the Payee, as the holder of the Subordinated Debt, to pay to such Payee the full amount of the Subordinated Debt in accordance with the terms of this Note. No provision hereof shall be deemed to subordinate, to any extent, any claim or right of any holder of the Subordinated Debt to any claim against the Company by any creditor or any other Person except to the extent expressly provided herein.

(f)           No Action. Except as expressly provided in this Section 3(f), until the Senior Debt shall have been paid and performed in full in cash and the termination of all loan commitments under the Senior Debt Documents, the Payee, as the holder of the Subordinated Debt, shall not take or continue any action, or exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that Payee might otherwise possess as the holder of the Subordinated Debt, to collect any amount due and payable in respect of this Note or the Subordinated Debt, including, without limitation, the acceleration of this Note or the Subordinated Debt, the commencement of any action to enforce payment or foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction.

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(g)          No Contest. As the holder of the Subordinated Debt, Payee hereby covenants and agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the provisions hereof, the Senior Debt, the Senior Debt Documents or the security interests or liens granted to the lenders pursuant thereto.

4.              Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, as applicable to contracts executed and delivered in Delaware between Delaware residents and which are to be performed wholly within Delaware, without regard to principles of conflicts of law.

5.              Amendment. Any term of this Note may be amended, either retroactively or prospectively, with the written consent of the Company and the Majority Holders. Any party’s rights under this Note may be waived at any time by the written consent of such party. Any amendment effected in accordance with this Section 5 shall be binding upon Payee, each holder of each Note and the Company. The Payee acknowledges and agrees by accepting this Note that, by the operation of this Section 5, the Majority Holders have the right and power to diminish or eliminate all rights of Payee under this Note even without the consent of Payee.

6.              Severability. If any term or provision of this Note is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or part thereof shall be stricken from this Note, and such provision shall not affect the legality, enforceability or validity of the remainder of this Note. If any provision of this Note or part thereof is stricken in accordance with the provisions of this Section, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

7.              No Transfers of this Note. Neither this Note nor any of the rights, interests or obligations hereunder shall be assigned by the Payee. Any attempted assignment made in contravention of this Note shall be null and void and of no force or effect.

8.              Payments on Non-Business Days. If any payment hereunder shall be due on a day that is not a business day, the date for payment shall be extended to the next succeeding business day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

9.              Counterparts; Electronic Signatures. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Note may be executed by facsimile or other electronic signatures.

[Signatures on following page]

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IN WITNESS WHEREOF, Aziyo Biologics, Inc. has caused this Subordinated Convertible Promissory Note to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

AZIYO BIOLOGICS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO BY PAYEE:

[INVESTOR]

By:
Name:
Title: